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                                                                     Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



     We consent to the incorporation by reference in the Hunt Manufacturing Co. 1994 Non-Employee Directors' Stock Option Plan Form S-8 Registration Statement of our report dated January 17, 1994 on our audits of the consolidated financial statements and financial statement schedules of Hunt Manufacturing Co. as of November 28, 1993 and November 29, 1992 and for the years ended November 28, 1993, November 29, 1992, and December 1, 1991 appearing in the annual report on Form 10-K.






COOPERS & LYBRAND L.L.P.







2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 28, 1994